Exhibit 99.1

Contact: Charity Frantz
January 23, 2025	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND ANNOUNCES FOURTH QUARTER 2024 UNAUDITED FINANCIAL RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and annual periods ended December 31, 2024. C&N’s principal activity is community banking, and the largest subsidiary is Citizens & Northern Bank (the “Bank”).

Highlights:

●	Net income was $8,174,000, or $0.53 diluted earnings per share for the fourth quarter 2024, up from $6,365,000, or $0.41 per diluted share in the third quarter 2024, and up from $4,261,000, or $0.28 per diluted share in the fourth quarter 2023. Net income for the year ended December 31, 2024 was $25,958,000, or $1.69 diluted earnings per share, up from $24,148,000, or $1.57 diluted earnings per share for the year ended December 31, 2023. In the fourth quarter 2023, C&N repositioned its available-for-sale securities portfolio and its investments in bank-owned life insurance (“BOLI”) resulting in a net charge to earnings of approximately $1,253,000, or $0.08 per diluted share in the fourth quarter 2023.
●	In the fourth quarter 2024, net interest income was $317,000 higher than in the third quarter 2024 and $879,000 higher than in the fourth quarter 2023. The net interest margin was 3.30% in the fourth quarter 2024 as compared to 3.29% in the third quarter 2024 and 3.31% in the fourth quarter 2023. For the year ended December 31, 2024, net interest income was $1,285,000 lower than in 2023. The net interest margin was 3.30% for the year ended December 31, 2024, down from 3.47% in 2023.
●	There was a credit for credit losses (reduction in expense) of $531,000 in the fourth quarter 2024 as compared to a provision for credit losses of $1,207,000 in the third quarter 2024 and a provision for credit losses of $951,000 in the fourth quarter 2023. For the year ended December 31, 2024, the provision for credit losses was $2,195,000 as compared to $186,000 for the year ended December 31, 2023. The allowance for credit losses (“ACL”) on loans was 1.06% of gross loans receivable at December 31, 2024, 1.08% at September 30, 2024 and 1.04% at December 31, 2023.
●	Total loans receivable were $3,084,000 higher at December 31, 2024 compared to September 30, 2024. Average loans receivable increased 1.0% (annualized) during the fourth quarter 2024 from the third quarter 2024. Average loans receivable were higher by 5.0% for the year ended December 31, 2024, as compared to 2023.
●	Nonperforming loans totaled $24.0 million, or 1.26% of total loans, at December 31, 2024, down from $24.5 million, or 1.29% of total loans, at September 30, 2024 and up from $18.4 million, or 0.99% of total loans, at December 31, 2023. Total nonperforming assets were 0.92% of total assets at both December 31, 2024 and September 30, 2024, up from 0.75% at December 31, 2023.
●	Deposits totaled $2,093,909,000 at December 31, 2024, down $41,970,000 (2.0%) from $2,135,879,000 at September 30, 2024, including a decrease in brokered deposits of $21,030,000. Average total deposits increased 8.1% (annualized) during the fourth quarter 2024 from the third quarter 2024 and were 4.3% higher for the year ended December 31, 2024, as compared to the year ended December 31, 2023.
●	At December 31, 2024, estimated uninsured and uncollateralized deposits totaled 22.3% of the Bank’s total deposits. C&N maintains highly liquid sources of available funds, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh and the Federal Reserve Bank of Philadelphia and available federal funds lines with other banks, as well as available-for-sale debt securities with a fair value in excess of collateral obligations. At December 31, 2024, available funding from these sources totaled 170.7% of uninsured deposits and 229.4% of uninsured and uncollateralized deposits.

Dividend Declared and Unaudited Financial Information

On January 23, 2025, C&N’s Board of Directors declared a regular quarterly cash dividend of $0.28 per share. The dividend is payable on February 14, 2025 to shareholders of record as of February 3, 2025.

Highlights related to C&N’s fourth quarter and December 31, 2024 annual unaudited U.S. GAAP earnings results as compared to results for the third quarter 2024, fourth quarter 2023 and the year ended December 31, 2023 are presented below.

Fourth Quarter 2024 as Compared to Third Quarter 2024

Net income was $8,174,000, or $0.53 per diluted share, for the fourth quarter 2024 as compared to $6,365,000, or $0.41 per diluted share, for the third quarter 2024. Significant variances were as follows:

◾	Net interest income of $20,473,000 in the fourth quarter 2024 increased $317,000 from the third quarter 2024. Average total earning assets increased $30,193,000 from the prior quarter, as average interest-bearing due from banks increased $30,118,000. Average total deposits increased $42,115,000, while average total borrowed funds decreased $22,869,000.The net interest margin was 3.30% in the fourth quarter 2024, up 0.01% from 3.29% in the third quarter 2024. The net interest spread increased 0.04%, as the average rate on interest-bearing liabilities decreased 0.06% and the average yield on earning assets decreased 0.02%.

◾	For the quarter ended December 31, 2024, there was a credit for credit losses (a reduction in expense) of $531,000, compared to a provision for credit losses of $1,207,000 in the third quarter 2024. The credit for the fourth quarter 2024 included a credit related to loans receivable of $393,000 and a credit related to off-balance sheet exposures of $138,000. The credit in the fourth quarter 2024 included the impact of decreases in the ACL from a decrease in estimated future net charge-offs related to an economic forecast and a decrease in C&N’s average net charge-off experience partially offset by an increase in the ACL related to changes in qualitative factors. Net charge-offs totaled $14,000 in the fourth quarter 2024 as compared to $1,237,000 in the third quarter 2024. The ACL on loans was 1.06% of gross loans receivable at December 31, 2024 and 1.08% September 30, 2024.

◾	Noninterest income of $7,547,000 in the fourth quarter 2024 increased $414,000 from the third quarter 2024 amount. Brokerage and insurance revenue of $682,000 increased $159,000, loan servicing fees, net of $215,000 increased $141,000 from the third quarter 2024, including an increase of $8,000 in the fair value of servicing rights as compared to a decrease of $129,000 in the prior quarter and trust revenue of $2,071,000 increased $125,000 from the third quarter 2024.

◾	Noninterest expense of $18,430,000 in the fourth quarter 2024 increased $161,000 from the third quarter 2024 amount. Significant variances included the following:

➢	Salaries and employee benefits expense of $11,470,000 increased $595,000 from the third quarter 2024, including an increase in health insurance expense of $561,000 resulting from an increase in claims incurred on C&N’s partially self-insured plan.
➢	Other noninterest expense of $2,425,000 decreased $212,000 from the third quarter 2024. Within this category, credit card reward redemption expense decreased $147,000 and attorney fees decreased $106,000 compared to the third quarter 2024.
➢	Automated teller machine and interchange expense of $348,000 decreased $162,000 from the third quarter 2024, including the impact of incentive-related credits offset against a portion of expense in the fourth quarter 2024.
◾	The income tax provision of $1,947,000, or 19.2% of pre-tax income for the fourth quarter 2024 increased $499,000 from $1,448,000, or 18.5% of pre-tax income, for the third quarter 2024 reflecting an increase in pre-tax income for the quarter.

Fourth Quarter 2024 as Compared to Fourth Quarter 2023

Fourth quarter 2024 net income was $8,174,000, or $0.53 per diluted share, as compared to $4,261,000, or $0.28 per diluted share, in the fourth quarter 2023. As previously described, in December 2023, C&N repositioned its available-for-sale securities portfolio and its investments in BOLI resulting in a net charge to earnings of approximately $1,253,000, or $0.08 per diluted share in the fourth quarter 2023. Significant variances were as follows:

◾	Net interest income of $20,473,000 in the fourth quarter 2024 was $879,000 higher than in the fourth quarter 2023. Average earning assets were $121,959,000 higher in the fourth quarter 2024 as compared to the fourth quarter 2023 as average total deposits increased $109,831,000. The net interest margin was 3.30% in the fourth quarter 2024 as compared to 3.31% in the fourth quarter 2023. The interest rate spread decreased 0.06%, as the average rate on interest-bearing liabilities increased 0.32%, while the average yield on earning assets increased 0.26%.

◾	The credit for credit losses was $531,000 for the fourth quarter 2024, as described in more detail above, compared to a provision for credit losses of $951,000 in the fourth quarter 2023. The ACL as a percentage of gross loans receivable decreased to 1.06% at December 31, 2024 as compared to 1.08% at September 30, 2024. In comparison, in the fourth quarter 2023, the ACL increased to 1.04% as a percentage of gross loans receivable at December 31, 2023 from 0.99% at September 30, 2023.

◾	Noninterest income of $7,547,000 in the fourth quarter 2024 decreased $1,173,000 from the fourth quarter 2023 amount excluding realized losses on securities. Significant variances included the following:

➢	Earnings from the increase in cash surrender value of life insurance of $458,000 decreased $1,795,000 from the fourth quarter 2023 as the fourth quarter 2023 included the recognition of $2,100,000 in income from a one-time enhancement on a purchase of BOLI. Excluding the impact of income from the enhancement in 2023, earnings from the increase in cash surrender value of life insurance increased $305,000 reflecting the increase in the average balance of BOLI to $50,923,000 in the fourth quarter 2024 from $32,980,000 in the fourth quarter 2023.

➢	Brokerage and insurance revenue of $682,000 increased $196,000 due to an increase in sales volume.

➢	Trust revenue of $2,071,000 increased $158,000 consistent with appreciation in the trading prices of many U.S. equity securities and includes revenue from new business.

➢	Net gains from sale of loans of $372,000 increased $99,000 from the fourth quarter 2023, reflecting an increase in volume of residential mortgage loans sold.

➢	Service charges on deposit accounts of $1,531,000 increased $85,000 reflecting an increase in volume of fees.

➢	Loan servicing fees, net of $215,000 increased $79,000, including an increase in the fair value of servicing rights of $8,000 in the fourth quarter 2024 as compared to a decrease of $64,000 in the fourth quarter 2023.

◾	There were no net losses on available-for-sale debt securities in fourth quarter 2024 compared to $3,042,000 in the fourth quarter 2023. C&N sold available-for-sale debt securities with an amortized cost basis of $45.5 million in December 2023 in connection with a repositioning of available-for-sale securities and BOLI investments.

◾	Noninterest expense of $18,430,000 in the fourth quarter 2024 increased $31,000 from the fourth quarter 2023. Significant variances included the following:

➢	Other noninterest expense of $2,425,000 decreased $365,000 from the fourth quarter 2023. Included in this category was other operational losses which for the fourth quarter 2023 included an accrued charge of $427,000 related to a trust department tax compliance matter with no comparable amount in the fourth quarter 2024.
➢	Salaries and employee benefits expense of $11,470,000 increased $357,000, including an increase of $454,000 in cash and stock-based incentive compensation and an increase of $140,000 in wealth management-related commissions while expense related to the Employee Stock Ownership Plan decreased $137,000.
◾	The income tax provision of $1,947,000, or 19.2% of pre-tax income, for the fourth quarter 2024 increased $286,000 from $1,661,000 or 28.0% of pre-tax income, for the fourth quarter 2023 consistent with the increase in pre-tax income. The higher effective tax rate in the fourth quarter 2023 reflects the net impact of a tax charge of $950,000 from the initiated surrender of BOLI partially offset by the non-taxable income of $2,100,000 from the one-time enhancement on the purchase of BOLI.

Year Ended December 31, 2024 as Compared to Year Ended December 31, 2023

Net income for the year ended December 31, 2024 was $25,958,000, or $1.69 per diluted share, as compared to $24,148,000, or $1.57 per diluted share, for the year ended December 31 2023. As previously described, results for 2023 included the impact of a $1,253,000 charge, which reduced diluted earnings per share by $0.08, related to the repositioning of available-for-sale securities and BOLI. Significant variances were as follows:

◾	Net interest income totaled $79,115,000 for the year ended December 31, 2024, a decrease of $1,285,000 from 2023. The net interest margin was 3.30% in 2024, down from 3.47% in 2023. The interest rate spread decreased 0.32%, as the average rate on interest-bearing liabilities was higher by 0.75% while the average yield on earning assets increased 0.43%. Average total earning assets increased $81,866,000. Average total loans increased $88,973,000 (5.0%) and average total deposits increased $85,644,000 (4.3%).

◾	For the year ended December 31, 2024, the provision for credit losses was $2,195,000, compared to $186,000 in 2023. For the year ended December 31, 2024, the provision related to loans receivable included the impact of a net increase in the ACL related to qualitative factors, partially offset by a decrease in total specific allowances on individual loans and decreases in other components of the ACL. The ACL increased $827,000 to 1.06% of loans receivable at December 31, 2024 as compared to 1.04% at December 31, 2023. For the year ended December 31, 2024, net charge-offs totaled $1,603,000, or 0.09% of average loans receivable as compared to $264,000 or 0.01% of gross loans receivable for 2023.

◾	Noninterest income totaled $29,209,000 for the year ended December 31, 2024, up $1,756,000 from the total excluding related losses on securities for the year ended December 31, 2023. Significant variances included the following:

➢	Earnings from the increase in cash surrender value of life insurance of $1,830,000 decreased $873,000 in 2024 from 2023. Included in 2023 was income from a one-time enhancement of $2,100,000 on BOLI purchased in December 2023. Excluding the impact of the income from the enhancement in 2023, earnings from the increase in cash surrender value of life insurance increased $1,227,000 reflecting the increase in the average balance of BOLI to $51,465,000 in 2024 from $31,808,000 in 2023.

➢	Other noninterest income of $5,230,000 increased $620,000 as dividends on FHLB-Pittsburgh and Federal Reserve stock totaled $1,743,000, an increase of $451,000, and income from tax credits related to donations increased $77,000.

➢	Brokerage and insurance revenue of $2,271,000 increased $596,000 due to an increase in sales volume.

➢	Trust revenue of $7,928,000 increased $515,000, consistent with appreciation in the trading prices of many U.S. equity securities and includes revenue from new business.

➢	Net gains from sale of loans of $1,158,000 increased $435,000, reflecting an increase in volume of residential mortgage loans sold.

➢	Service charges on deposit accounts of $5,867,000 increased $300,000 reflecting an increase in volume of fees.
◾	There were no net gains or losses on available-for-sale debt securities for the year ended December 31, 2024 compared to net losses on available-for-sale debt securities of $3,036,000 for the year ended December 31, 2023. The net losses on available-for-sale debt securities of $3,036,000 for the year ended December 31, 2023 were primarily from sales in the fourth quarter 2023 related to the repositioning of the portfolio.
◾	Noninterest expense totaled $74,258,000 for the year ended December 31, 2024, an increase of $110,000 from the total for the year ended December 31, 2023. Significant variances included the following:
➢	Other noninterest expense of $10,361,000 decreased $872,000. Within this category, significant variances included the following:
◾	Other operational losses included a net decrease in expense of $407,000 to $98,000 in other losses in 2024 from expense of $505,000 in 2023. Included in 2023 was $427,000 related to the previously referenced trust department tax compliance matter.
◾	In 2024, there was a reduction in expense of $527,000 related to the defined benefit postretirement medical benefit plan, including a curtailment of $469,000 related to plan adjustments in the first quarter 2024. In comparison, in 2023, there was a reduction in expense associated with the postretirement plan of $19,000.
◾	Donations expense increased $195,000 from 2023 including an increase of $133,000 in PA Educational Improvement Tax Credit Program donations and $50,000 in 2024 donations to benefit Northern Tier and Northcentral PA communities impacted by storm damage.
➢	Professional fees of $2,175,000 decreased $322,000 as 2023 included $389,000 of conversion costs related to a change in Wealth Management platform for providing brokerage and investment advisory services.

➢	Salaries and employee benefits expense of $44,930,000 increased $735,000, including an increase of $905,000 in cash and stock-based incentive compensation, an increase in base salaries expense of $630,000, or 2.1%, and an increase of $253,000 in wealth management-related commissions while there were decreases in expense related to the Employee Stock Ownership Plan of $579,000, health insurance expense of $361,000 and the Supplemental Executive Retirement Plan of $267,000.
◾	The income tax provision of $5,913,000, or 18.6% of pre-tax income for the year ended December 31, 2024 decreased $422,000 from $6,335,000, or 20.8% of pre-tax income for the year ended December 31, 2023. The higher effective tax rate in 2023 included the net impact of a tax charge of $950,000 related to the initiated surrender of BOLI, partially offset by the non-taxable income of $2,100,000 from the one-time enhancement on the purchase of BOLI.

Other Information:

Changes in other unaudited financial information are as follows:

◾	Total assets amounted to $2,610,653,000 at December 31, 2024, down from $2,670,822,000 at September 30, 2024 and up from $2,515,584,000 at December 31, 2023.

◾	Cash and due from banks totaled $126,174,000 at December 31, 2024, down from $184,213,000 at September 30, 2024 and up from $56,878,000 at December 31, 2023.

◾	The fair value of available-for-sale debt securities at December 31, 2024 was lower than the amortized cost basis by $47,543,000 or 10.6%. In comparison, the aggregate unrealized loss position was $38,970,000 (8.7%) at September 30, 2024 and $49,213,000 (10.6%) at December 31, 2023. The unrealized loss position of the portfolio has resulted from an increase in interest rates as compared to rates when the securities were purchased. The volatility in the fair value of the portfolio has resulted from changes in interest rates. Management reviewed the available-for-sale debt securities as of December 31, 2024 and concluded, as of such date, that there were no credit-related declines in fair value and no allowance for credit losses was recorded as of December 31, 2024.
◾	Gross loans receivable totaled $1,895,848,000 at December 31 2024, an increase of $3,084,000 from total loans at September 30, 2024 and an increase of $47,709,000 (2.6%) from total loans at December 31, 2023. In comparing outstanding balances at December 31, 2024 and 2023, total commercial loans were up $49,632,000 (3.6%), reflecting growth in owner occupied commercial real estate loans of $23,825,000, other commercial loans of $23,584,000 and non-owner occupied commercial real estate loans of $2,223,000. Within non-owner occupied commercial real estate loans, multi-family residential loans increased $41,098,000 reflecting the completion of several C&N financed construction projects in 2024. Total outstanding residential mortgage loans were down $5,705,000 (1.4%), and total consumer loans increased $3,782,000 (6.3%). The outstanding balance of residential mortgage loans originated and serviced by C&N that have been sold to third parties was $329.8 million at December 31, 2024, up $6.5 million (2.0%) from December 31, 2023.
◾	At December 31, 2024, the recorded investment in non-owner occupied commercial real estate loans for which the primary purpose is utilization of office space by third parties was $102,831,000, or 5.4% of gross loans receivable. At December 31, 2024, within this segment there were two loans with a total recorded investment of $3,147,000 in nonaccrual status with no specific allowances. During the third quarter 2024, there was a partial charge-off of $640,000 on one of the office loans in nonaccrual status. The charge-off resulted from a decrease in the appraised value of property which is the primary source of collateral. At December 31, 2024, the carrying value of this loan was $1,814,000. The remainder of the non-owner occupied commercial real estate loans with a primary purpose of office space utilization were in accrual status with no specific allowance at December 31, 2024.

◾	Total nonperforming assets as a percentage of total assets was 0.92% at December 31, 2024 and September 30, 2024, up from 0.75% at December 31, 2023. Total nonperforming assets were $24.1 million at December 31, 2024, down from $24.6 million at September 30, 2024 and up from $18.8 million at December 31, 2023. The increase in nonperforming assets at December 31, 2024 as compared to December 31, 2023 included the impact of classifying commercial construction and land loans to two borrowers with carrying balance totaling $6.7 million at December 31, 2024 as nonaccrual. Based on management’s assessment, there was no valuation allowance on these loans at December 31, 2024.

◾	Deposits totaled $2,093,909,000 at December 31, 2024, down $41,970,000 (2.0%) from $2,135,879,000 at September 30, 2024, including a decrease in brokered deposits of $21,030,000. Total deposits were up $79,103,000 (3.9%) at December 31, 2024 as compared to December 31, 2023, despite a decrease in brokered deposits of $40,348,000. At December 31, 2024, C&N’s estimated uninsured deposits totaled $632.8 million, or 30.0% of the Bank’s total deposits, as compared to $592.2 million, or 29.2% of the Bank’s total deposits at December 31, 2023. Included in uninsured deposits are deposits collateralized by securities (almost exclusively municipal deposits) totaling $162.0 million, or 7.7% of the Bank’s total deposits, at December 31, 2024 as compared to $151.0 million, or 7.4% of the Bank’s total deposits at December 31, 2023.

◾	C&N maintained highly liquid sources of available funds totaling $1.1 billion at December 31, 2024, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $750.0 million, unused availability on the Federal Reserve Bank of Philadelphia’s discount window of $18.1 million, available federal funds lines with other banks of $75 million and available-for-sale debt securities with a fair value in excess of collateral obligations of $236.9 million. At December 31, 2024, available funding from these sources totaled 170.7% of uninsured deposits, and 229.4% of uninsured and uncollateralized deposits.

◾	The outstanding balance of borrowed funds, including Federal Home Loan Bank advances, repurchase agreements, senior notes and subordinated debt, totaled $207,669,000 at December 31, 2024, down $18,058,000 from September 30, 2024 and down $4,090,000 from December 31, 2023.
◾	Total stockholders’ equity was $275,284,000 at December 31, 2024, down from $277,305,000 at September 30, 2024 and up from $262,381,000 at December 31, 2023. Within stockholders’ equity, the portion of accumulated other comprehensive loss related to available-for-sale debt securities was $37,084,000 at December 31, 2024, $30,396,000 at September 30, 2024 and $38,878,000 at December 31, 2023. The volatility in stockholders’ equity related to accumulated other comprehensive loss from available-for-sale debt securities has been caused by fluctuations in interest rates including overall increases in rates as compared to market rates when most of C&N’s securities were purchased. Accumulated other comprehensive loss is excluded from C&N’s regulatory capital ratios.

◾	On September 25, 2023, the Corporation announced a new treasury stock repurchase program. Under this program, C&N is authorized to repurchase up to 750,000 shares of its common stock. There were no shares repurchased during the three-month period ended December 31, 2024. During the year ended December 31, 2024, 26,034 shares were repurchased for a total cost of $443,000, at an average price of $17.02 per share. At December 31, 2024, there were 723,966 shares available to be repurchased under the program.

◾	Citizens & Northern Bank is subject to various regulatory capital requirements. At December 31, 2024, Citizens & Northern Bank maintains regulatory capital ratios that exceed all capital adequacy requirements. Management expects the Bank to remain well-capitalized for the foreseeable future.

◾	Trust assets under management by C&N’s Wealth Management Group amounted to $1,347,853,000 at December 31, 2024, down 0.8% from $1,359,023,000 at September 30, 2024, and up 13.4% from $1,188,082,000 at December 31, 2023. Fluctuations in values of assets under management reflect the impact of market volatility.

◾	Under U.S. GAAP, interest income on tax-exempt securities and loans are reported at their nominal amounts, with the tax benefit accounted for as a reduction in the income tax provision. C&N presents certain analyses and ratios with net interest income determined on a fully taxable-equivalent basis, which are non-GAAP financial measures as presented. C&N believes presentation of net interest income on a fully taxable-equivalent basis provides investors with meaningful information for purposes of comparing the returns on tax-exempt securities and loans with returns on taxable securities and loans. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $217,000, $205,000 and $199,000 for the fourth quarter 2024, third quarter 2024 and fourth quarter 2023, respectively. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $819,000 for the year ended December 31, 2024 and $919,000 for the year ended December 31, 2023.

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania which operates 28 banking offices located in Bradford, Bucks, Cameron, Chester, Lycoming, Potter, Sullivan, Tioga, York and Lancaster Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; the potential for adverse developments in the banking industry that could have a negative impact on customer confidence, sources of liquidity and capital funding, and regulatory responses to such developments; C&N’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in C&N’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; information security breach or other technology difficulties or failures; changes in accounting principles, or the application of generally accepted accounting principles; and fraud and cyber malfunction risks as usage of artificial intelligence continues to expand. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.